INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of UniSource Energy Corporation and its subsidiaries on Form S-8 of our report dated January 27, 1997, appearing in the Annual Report on Form 10-K of Tucson Electric Power Company and its subsidiaries for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP

January 5, 1998